Pilgrim’s Pride Reports Operating Income of $231 Million with a Margin of 10.9% for the Third Quarter of 2015

GREELEY, Colo., October 28, 2015 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports third quarter 2015 financial results with Net Sales of $2.11 billion for the thirteen week period, compared to $2.27 billion for the same period in 2014. The 2015 Q3 Net Income was $137.1 million compared to the $256.0 million reported in the same period in 2014. Adjusted Earnings Per Share was $0.58 in the third quarter of 2015 compared to $1.01 in the same period last year, while adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was $274.3 million, or a 13.0% margin.

“The continued challenges in the export markets, the strong dollar and the lowest chicken cutout in the past five years during Q3 have had an impact on the commodity segments of our business, and on our U.S. export and Mexico sales. Additionally, non-routine costs at two of our facilities further weighed on our results. Despite these challenges, our team has managed to produce solid margins compared to periods when prices were at similar levels,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“The Q3 results are a strong validation of our portfolio model, and the strategy we have pursued and implemented over the past four years is fundamental in improving our ability to maintain strong performance, minimize the impact of different market conditions, and give us more consistent financial results. Although we expect export markets to gradually reopen soon depending on the domestic AI situation, we choose not to stand still and be complacent. Instead, we continue to seek alternative and creative ways to reduce our dependencies on commodity products to produce more consistent margins by sharpening our focus on high growth markets. We also remain on track to extract $200 million in operational improvements for the year.”

“In spite of the tough environment last quarter, our cash flow generation continues to be strong and our team remains relentless in uncovering additional methods to increase operational efficiencies, enhance relationships with key customers, and build competitive advantages. We remain committed to creating and maximizing shareholder value while retaining our financial discipline. Year to date, we have paid out $1.5 billion in special dividend to our shareholders, acquired additional Mexican operations to improve our geographic diversification and competitiveness in one of the strongest emerging markets, and instituted a $150 million share repurchase agreement.”

Conference Call Information
A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 29, at 7:00 a.m. MDT (9 a.m. EDT). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: http://services.choruscall.com/links/ppc151029.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (866) 777-2509 within the US, or +1 (412) 317-5413, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through November 30, 2015.

About Pilgrim’s Pride

Pilgrim’s employs approximately 38,700 people and operates chicken processing plants and prepared-foods facilities in 12 states, Puerto Rico and Mexico. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 27, 2015	December 28, 2014
	(Unaudited)
	(In thousands)
Cash and cash equivalents	$396,719	$576,143
Trade accounts and other receivables, less allowance for doubtful accounts	369,681	378,890
Account receivable from related parties	2,581	5,250
Inventories	841,273	790,305
Income taxes receivable	4,971	10,288
Current deferred tax assets	37,561	27,345
Prepaid expenses and other current assets	96,857	95,439
Assets held for sale	6,555	1,419
Total current assets	1,756,198	1,885,079
Other long-lived assets	31,813	24,406
Identified intangible assets, net	32,177	26,783
Goodwill	174,431	—
Property, plant and equipment, net	1,347,239	1,182,795
Total assets	$3,341,858	$3,119,063

Notes payable to banks	$5,869	$—
Accounts payable	524,025	399,486
Account payable to related parties	10,402	4,862
Accrued expenses and other current liabilities	304,459	311,879
Income taxes payable	20,874	3,068
Current deferred tax liabilities	40,368	25,301
Current maturities of long-term debt	102	262
Total current liabilities	906,099	744,858
Long-term debt, less current maturities	1,000,398	3,980
Deferred tax liabilities	89,589	76,216
Other long-term liabilities	103,104	97,208
Total liabilities	2,099,190	922,262
Common stock	2,597	2,590
Treasury stock	(45,080)	—
Additional paid-in capital	1,672,501	1,662,354
Retained earnings (accumulated deficit)	(324,400)	591,492
Accumulated other comprehensive loss	(66,002)	(62,541)
Total Pilgrim’s Pride Corporation stockholders’ equity	1,239,616	2,193,895
Noncontrolling interest	3,052	2,906
Total stockholders’ equity	1,242,668	2,196,801
Total liabilities and stockholders’ equity	$3,341,858	$3,119,063

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(In thousands, except per share data)
Net sales	$2,112,529	$2,268,048	$6,219,324	$6,472,929
Cost of sales	1,827,985	1,817,783	5,125,640	5,458,083
Gross profit	284,544	450,265	1,093,684	1,014,846
Selling, general and administrative expense	52,620	44,629	150,961	138,437
Administrative restructuring charges	792	135	5,605	2,286
Operating income	231,132	405,501	937,118	874,123
Interest expense, net of capitalized interest	10,501	11,372	26,870	45,407
Interest income	(319)	(1,171)	(3,086)	(2,974)
Foreign currency transaction loss (gain)	12,773	6,414	23,806	4,932
Miscellaneous, net	(2,071)	(610)	(7,135)	(2,609)
Income before income taxes	210,248	389,496	896,663	829,367
Income tax expense	73,153	133,693	313,751	284,932
Net income	137,095	255,803	582,912	544,435
Less: Net income (loss) attributable to noncontrolling interests	33	(181)	146	(26)
Net income attributable to Pilgrim’s Pride Corporation	$137,062	$255,984	$582,766	$544,461

Weighted average shares of common stock outstanding:
Basic	259,280	258,999	259,540	258,966
Effect of dilutive common stock equivalents	223	523	225	482
Diluted	259,503	259,522	259,765	259,448

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.53	$0.99	$2.25	$2.10
Diluted	$0.53	$0.99	$2.24	$2.10

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Thirty-Nine Weeks Ended
	September 27, 2015	September 28, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$582,912	$544,435
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	116,485	112,740
Foreign currency transaction losses	—	8,585
Accretion of bond discount	—	342
Impairment expense	4,813	—
Loss (gain) on property disposals	(9,817)	(1,112)
Gain on investment securities	—	(49)
Share-based compensation	2,132	3,504
Deferred income tax benefit	(7,214)	(79,619)
Changes in operating assets and liabilities:
Trade accounts and other receivables	40,694	(35,785)
Inventories	17,162	(10,339)
Prepaid expenses and other current assets	(1,415)	(16,694)
Accounts payable, accrued expenses and other current liabilities	92,159	36,686
Income taxes	17,836	239,944
Deposits	—	—
Long-term pension and other postretirement obligations	(2,668)	(1,764)
Other operating assets and liabilities	3,235	1,534
Cash provided by operating activities	856,314	802,408
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(129,848)	(131,349)
Business acquisition	(373,532)	—
Purchases of investment securities	—	(55,100)
Proceeds from sale or maturity of investment securities	—	152,050
Proceeds from property disposals	13,553	8,422
Cash provided by (used in) investing activities	(489,827)	(25,977)
Cash flows from financing activities:
Proceeds from note payable to bank	5,869	—
Proceeds from revolving line of credit	1,680,000	—
Payments on revolving line of credit, long-term borrowings and capital lease obligations	(683,742)	(410,199)
Tax benefit related to share-based compensation	7,834	—
Sale of subsidiary common stock	—	332
Payment of capitalized loan costs	(12,322)	—
Purchase of treasury stock	(45,080)	—
Cash dividends	(1,498,470)	—
Cash used in financing activities	(545,911)	(409,867)
Effect of exchange rate changes on cash and cash equivalents	—	(6,173)
Increase (decrease) in cash and cash equivalents	(179,424)	360,391
Cash and cash equivalents, beginning of period	576,143	508,206
Cash and cash equivalents, end of period	$396,719	$868,597

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(In thousands)
Net income	$137,095	$255,803	$582,912	$544,435
Add:
Interest expense, net	10,182	10,201	23,784	42,433
Income tax expense (benefit)	73,153	133,693	313,751	284,932
Depreciation and amortization	41,415	36,218	116,485	112,740
Minus:
Amortization of capitalized financing costs	1,119	871	2,708	7,364
EBITDA	260,726	435,044	1,034,224	977,176
Add:
Foreign currency transaction losses (gains)	12,773	6,414	23,806	4,932
Restructuring charges	792	135	5,605	2,286
Minus:
Net income (loss) attributable to noncontrolling interest	33	(181)	146	(26)
Adjusted EBITDA	$274,258	$441,774	$1,063,489	$984,420

The summary unaudited consolidated income statement data for the twelve months ended September 27, 2015 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 28, 2014 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 28, 2014 and (2) the applicable audited consolidated income statement data for the nine months ended September 27, 2015.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	Thirteen Weeks Ended	LTM Ended
	December 28, 2014	March 27, 2015	June 28, 2015	September 27, 2015	September 27, 2015
	(In thousands)
Net income	$167,003	$204,193	$241,624	$137,095	$749,915
Add:
Interest expense, net	34,838	3,365	10,237	10,182	58,622
Income tax expense (benefit)	106,021	111,494	129,104	73,153	419,772
Depreciation and amortization	43,084	36,152	38,918	41,415	159,569
Asset impairments	—	—	—	—	—
Minus:
Amortization of capitalized financing costs	6,348	725	864	1,119	9,056
EBITDA	344,598	354,479	419,019	260,726	1,378,822
Add:
Foreign currency transaction losses (gains)	23,047	8,974	2,059	12,773	46,853
Restructuring charges	—	—	4,813	792	5,605
Minus:
Net income (loss) attributable to noncontrolling interest	(184)	(22)	135	33	(38)
Adjusted EBITDA	$367,829	$363,475	$425,756	$274,258	$1,431,318

A reconciliation of net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share to adjusted net income (loss) attributable to Pilgrim's Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Earnings
(Unaudited)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(In thousands, except per share data)
Net income (loss) attributable to Pilgrim's Pride Corporation	$137,062	$255,984	$582,766	$544,461
Loss on early extinguishment of debt	—	—	68	—
Foreign currency transaction losses (gains)	12,773	6,414	23,806	4,932
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains)	149,835	262,398	606,640	549,393
Weighted average diluted shares of common stock outstanding	259,503	259,522	259,765	259,448
Income (loss) before loss on early extinguishment of debt and foreign currency transaction losses (gains) per common diluted share	$0.58	$1.01	$2.34	$2.12

Net debt is defined as total long term debt less current maturities, plus current maturities of long term debt and notes payable, minus cash, cash equivalents and investments in available-for-sale securities.  Net debt is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other parties, in addition to and not in lieu of debt as presented under GAAP, to compare the indebtedness of companies.  A reconciliation of net debt is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Net Debt
(Unaudited)

	December 30,	December 29,	December 28,	Thirty-Nine Weeks Ended
	2012	2013	2014	September 28, 2014	September 27, 2015
	(In thousands)
Long term debt, less current maturities	$1,148,870	$501,999	$3,980	$502,115	$1,000,398
Add: Current maturities of long term debt and notes payable	15,886	410,234	262	260	5,971
Minus: Cash and cash equivalents	68,180	508,206	576,143	868,597	396,719
Minus: Available-for-sale securities	—	96,902	—	—	—
Net debt (cash position)	$1,096,576	$307,125	$(571,901)	$(366,222)	$609,650

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	September 27, 2015	September 28, 2014	September 27, 2015	September 28, 2014
	(Unaudited)
	(In thousands)
Sources of net sales by country of origin:
US:	$1,798,375	$2,026,277	$5,479,993	$5,758,704
Mexico:	314,154	241,771	739,331	714,225
Total net sales:	$2,112,529	$2,268,048	$6,219,324	$6,472,929

Sources of cost of sales by country of origin:
US:	$1,552,282	$1,634,863	$4,511,157	$4,900,087
Mexico:	275,727	182,920	614,554	557,996
Elimination:	(24)	—	(71)	—
Total cost of sales:	$1,827,985	$1,817,783	$5,125,640	$5,458,083

Sources of gross profit by country of origin:
US:	$246,093	$391,414	$968,836	$858,617
Mexico:	38,427	58,851	124,777	156,229
Elimination:	24	—	71	—
Total gross profit:	$284,544	$450,265	$1,093,684	$1,014,846